EXHIBIT 99.1

Lexaria Provides Update on Two Licensed Clients

Kelowna, British Columbia– March 4, 2020
– Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a global innovator in drug delivery platforms, announces that it has successfully processed its first DehydraTECHTM-enabled liquid nanoemulsion for cannabidiol (“CBD”) beverages for one of its licensed clients. Lexaria’s client expects to begin distribution of its line of CBD beverages in select US stores soon.

Lexaria’s emulsified DehydraTECH processing is an additional service it can now provide to qualifying clients wanting to formulate best in class ready-to-drink beverages containing CBD. This is an additional capability that Lexaria has recently added to its powder production facility referenced in a recent press release of February 13, 2020.

The super-concentrated DehydraTECH-enabled liquid nanoemulsion was shipped to the client’s production facility for incorporation into its cold-brewed coffee production and bottling line. Lexaria was pleased to be able to process nearly 100,000 x 20 mg servings of DehydraTECH-empowered CBD-concentrate rapidly and on schedule.

Separately, Lexaria also reports that it has amended the terms of its license for DehydraTECH enabled CBD-infused food ingredients, as previously announced on July 11, 2019, to remove the exclusivity provisions and reduce the aggregate minimum fees payable over the term of the license to US$132,500.

About Lexaria
Lexaria Bioscience Corp. is a global innovator in drug delivery platforms. Its patented DehydraTECH™ drug delivery technology changes the way Active Pharmaceutical Ingredients enter the bloodstream, promoting healthier ingestion methods, lower overall dosing and higher effectiveness for lipophilic active molecules. DehydraTECH increases bio-absorption; reduces time of onset; and masks unwanted tastes for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules. Lexaria has licensed DehydraTECH to multiple companies in the cannabis industry for use in cannabinoid beverages, edibles and oral products; and to a world-leading tobacco producer for the development of smokeless, oral-based nicotine products. Lexaria operates a licensed in-house research laboratory and holds a robust intellectual property portfolio with 16 patents granted and over 60 patents pending worldwide.
www.lexariabioscience.com

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FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Bioscience Corp.
Chris Bunka, CEO
(250) 765-6424
Or
NetworkNewsWire (NNW)
www.NetworkNewsWire.com

FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: that any additional patent protection will be realized or that patent achievements will deliver material results. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation and regulatory approvals, managing and maintaining growth, the effect of adverse publicity, litigation, competition, scientific discovery, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that existing capital is sufficient for the Company's needs or that it will be able to raise additional capital. There is no assurance the Company will be capable of developing, marketing, licensing, or selling edible products containing cannabinoids, nicotine or any other active ingredient. There is no assurance that any planned corporate activity, scientific research or study, business venture, letter of intent, technology licensing pursuit, patent application or allowance, consumer study, or any initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). Lexaria-associated products are not intended to diagnose, treat, cure or prevent any disease.
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